Exhibit 1

Agreement

Pursuant to Section 240.13d-1(k)

The undersigned agree that this statement on Schedule 13G dated June 19, 2012 relating to the Common Stock, par value $0.001 of Digital Generation, Inc. shall be filed on behalf of the undersigned. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: June 19, 2012	KINDERHOOK, LP By: KINDERHOOK GP, LLC

	By:	/s/ Tushar Shah
	Name:	Tushar Shah
	Title:	Managing Member of Kinderhook GP, LLC

KINDERHOOK GP, LLC

By:	/s/ Tushar Shah
Name:	Tushar Shah
Title:	Managing Member

KINDERHOOK PARTNERS, LLC

By:	/s/ Tushar Shah
Name:	Tushar Shah
Title:	Managing Member

By:	/s/ Tushar Shah
Name:	Tushar Shah

By:	/s/ Stephen J. Clearman
Name:	Stephen J. Clearman